                                                                    Exhibit 3.15

                         CERTIFICATE OF INCORPORATION

                                     -OF-

                          ROBERTS & SCHAEFER COMPANY

                             --------------------

          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:  The name of the corporation is:

                  ROBERTS & SCHAEFER COMPANY

          SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation is authorized to issue is 1,000 and the par value of each of such shares if $1.00.

          FIFTH:  The name and address of the incorporator is as follows:

          NAME                          ADDRESS
          ----                          -------
          CARY M. KEYES                 11 East 63rd Street
                                        New York, New York 10021

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

               (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders,

                    (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                    (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

               (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved


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

or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities herein-before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

          SEVENTH:  The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of

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this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          TENTH:  The corporation shall have a perpetual duration.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 18th day of January, 1972.

                                   /s/ GARY M. KEYES
                                   ____________________________ (L.S.)
                                       GARY M. KEYES

                             CERTIFICATE OF CHANGE
                                      OF
                               REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE

                                   * * * * *

          ROBERTS & SCHAEFER COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is UNITED STATES CORPORATION COMPANY and the present registered office of the corporation is in the county of Kent.

          At a meeting of the Board of Directors of ROBERTS & SCHAEFER COMPANY, held on 30th day of August A.D. 1973, the following resolution was duly adopted:

          Resolved, that the registered office of ROBERTS & SCHAEFER COMPANY in the state of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, ROBERTS & SCHAEFER COMPANY has caused this statement to be signed by Robert L. Williams, its Vice-President and attested by Gary M. Keyes, its Secretary this 6th day of September, 1973.

                                       /s/ Robert L. Williams
                                   By_________________________________
                                           Robert L. Williams
                                           Vice-President

ATTEST:

    /s/ Gary M. Keyes
By________________________
        Gary M. Keyes
        Secretary


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

                      CERTIFICATE OF CHANGE OF ADDRESS OF

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


To:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware 19903

    Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:


     1.  The name of the agent is:  The Corporation Trust Company

     2.  The address of the old registered office was:

                          100 West Tenth Street
                          Wilmington, Delaware 19801

     3.  The address to which the registered office is to be changed is:

                          Corporation Trust Center
                          1209 Orange Street
                          Wilmington, Delaware 19801

         The new address will be effective on July 30, 1984.

     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.


               IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                                       THE CORPORATION TRUST COMPANY
                                       -----------------------------
                                        (Name of Registered Agent)

                                       By /s/ Virginia Colvell
                                       -----------------------------
                                              (Vice-President)


ATTEST:

/s/ Mary G. ????????????
-----------------------------
    (Assistant Secretary)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                         ----------------------------


     ROBERTS & SCHAEFER COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of this corporation:

          RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by adding the following as Section 7 thereof:

          "7. No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Section 7 shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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     THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said ROBERTS & SCHAEFER COMPANY has caused this certificate to be signed by Wayne J. Conner, its Senior Vice President and Treasurer, this 30 day of July, 1996.

                                  ROBERTS & SCHAEFER COMPANY


                                  By /s/ Wayne J. Conner
                                    -------------------------
                                  Name:  Wayne J. Conner
                                  Title: Senior Vice President
                                           and Treasurer

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